CAPITAL INCOME BUILDER, INC.

ARTICLES SUPPLEMENTARY
INCREASING AUTHORIZED STOCK
AS AUTHORIZED BY SECTION 2-105(c) OF
THE MARYLAND GENERAL CORPORATION LAW

Capital Income Builder, Inc., a Maryland corporation (the “Corporation”) having its principal address at 32 South Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  In accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors has increased the authorized Capital Stock of the Corporation to 400,000,000 shares of Common Stock (par value $.01 per share).

SECOND: The Corporation is registered as an open-end investment company under the Investment Act of 1940.

THIRD: (a) As of immediately before the increase the total number of shares of stock of all classes which the Corporation has authority to issue is 200,000,000 shares of Common Stock (par value $.01 per share).

(b) As increased the total number of shares of stock of all classes which the Corporation has authority to issue is 400,000,000 shares of Common Stock (par value $.01 per share).

(c) The aggregate par value of all shares having a par value is $2,000,000 before the increase and $4,000,000 as increased.

IN WITNESS WHEREOF, Capital Income Builder, Inc., has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Chairman of the Board and attested by its Secretary on this 3rd day of March, 1999.

CAPITAL INCOME BUILDER, INC.

By /s/ Vincent P. Corti	By /s/ Paul G. Haaga, Jr.
Vincent P. Corti	Paul G. Haaga, Jr.
Secretary	Chairman of the Board

THE UNDERSIGNED, Chairman of the Board of Capital Income Builder, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under penalty of perjury.

Date: 3/3/99	By /s/ Paul G. Haaga, Jr.
Paul G. Haaga, Jr.
Chairman of the Board

CAPITAL INCOME BUILDER, INC.

ARTICLES SUPPLEMENTARY

Capital Income Builder, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the ACorporation@), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: (a) The Board of Directors of the Corporation has divided and further classified the unissued shares of the authorized common stock of the Corporation into 10 additional classes, designated AClass R-1@, AClass R-2@, AClass R-3@, AClass R-4@, AClass R-5@, AClass 529-A@, AClass 529-B@, AClass 529-C@, AClass 529-E@and AClass 529-F@. The remaining shares of common stock, including the shares currently issued and outstanding, shall consist of the previously designated Class A, Class B, Class C and Class F shares. The authorized shares of each such class of common stock shall consist of the sum of (x) the outstanding shares of that class and (y) one-fourteenth (1/14) of the authorized but unissued shares of all classes of common stock; provided however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A, Class B, Class C, Class F, Class R-1, Class R-2, Class R-3, Class R-4, Class R-5, Class 529-A, Class 529-B, Class 529-C, Class 529-E and Class 529-F shares of common stock shall not exceed the authorized number of shares of common stock (i.e., 400,000,000 shares) until changed by action of the Board of Directors in accordance with Section 2-208.1 of the Maryland General Corporation Law).

(b) The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class A, Class B, Class C and Class F shares are set forth in the Charter of the Corporation. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class R-1, Class R-2, Class R-3, Class R-4, Class R-5, Class 529-A, Class 529-B, Class 529-C, Class 529-E and Class 529-F shares of the Corporation are set forth below.

SECOND: Except to the extent provided otherwise by the Charter of the Corporation, all classes of shares of the Corporation shall represent an equal proportionate interest in the assets of the Corporation (subject to the liabilities of the Corporation) and each share shall have identical voting, dividend, liquidation and other rights; provided, however, that notwithstanding anything in the Charter of the Corporation to the contrary:

(i) Each class of shares of the Corporation may be issued and sold subject to different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, as may be established from time to time by the Board of Directors in accordance with the Investment Company Act of 1940 and applicable rules and regulations of self-regulatory organizations and as shall be set forth in the applicable prospectus for the shares;

(ii) Expenses, costs and charges which are determined by or under the supervision of the Board of Directors to be attributable to the shares of a particular class may be charged to that class and appropriately reflected in the net asset value of, or dividends payable on, the shares of that class;

(iii) On a business day no later than the fifteenth day of the first calendar month following the expiration of a 96-month period commencing on the first calendar month during which Class 529-B shares were purchased by a holder thereof, such shares (as well as a pro rata portion of any Class 529-B shares purchased through the reinvestment of dividends or other distributions paid on all Class 529-B shares held by such holder) shall automatically convert to Class 529-A shares on the basis of the respective net asset values of the Class 529-B shares and the Class 529-A shares on the conversion date; provided, however, that the Board of Directors, in its sole discretion, may suspend the conversion of Class 529-B shares if any conversion of such shares would constitute a taxable event under federal income tax law (in which case the holder of such Class 529-B shares shall have the right to exchange from time to time any or all of such Class 529-B shares held by such holder for Class 529-A shares on the basis of the respective net asset values of the Class 529-B shares and the Class 529-A shares on the applicable exchange date and without the imposition of a sales charge or fee); and provided, further, that conversion (or exchange) of Class 529-B shares represented by stock certificates shall be subject to tender of such certificates; and

(iv) Subject to the foregoing paragraph and provisions in the Charter of the Corporation pertaining to the exchange rights of Class B and Class C shares, each class of shares of the Corporation may have such different exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act of 1940.

THIRD: The foregoing amendment to the Charter of the Corporation does not increase the authorized capital stock of the Corporation.

FOURTH: The aforesaid shares have been duly classified by the Board of Directors pursuant to authority and power contained in the Charter of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice Chairman of the Board and attested by its Secretary on this 9th day of January, 2002.

CAPITAL INCOME BUILDER, INC.

By: /s/ Paul G. Haaga, Jr.
Paul G. Haaga, Jr.
Vice Chairman of the Board

ATTEST:

By: /s/ Vincent P. Corti
Vincent P. Corti
Secretary

The undersigned, Vice Chairman of the Board of Capital Income Builder, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Paul G. Haaga, Jr.
Paul G. Haaga, Jr.
Vice Chairman of the Board

CAPITAL INCOME BUILDER, INC.

ARTICLES SUPPLEMENTARY
INCREASING AUTHORIZED STOCK
AS AUTHORIZED BY SECTION 2-105(c) OF
THE MARYLAND GENERAL CORPORATION LAW

Capital Income Builder, Inc., a Maryland corporation (the "Corporation") having its principal address at 300 East Lombard Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: In accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors has increased the authorized Capital Stock of the corporation to 2,000,000,000 shares of Common Stock (par value $0.01 per share).

SECOND: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

THIRD: (a) As of immediately before the increase the total number of shares of stock of all classes which the Corporation has authority to issue is 1,000,000,000 shares of Common Stock (par value $0.01 per share).
(b) As increased the total number of shares of stock of all classes which the Corporation has authority to issue is 2,000,000,000 shares of Common Stock (par value $0.01 per share).

(c) The aggregate par value of all shares having a par value is $10,000,000 before the increase and $20,000,000 as increased.

IN WITNESS WHEREOF, Capital Income Builder, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by it Chairman of the Board and its corporate seal to be hereto affixed and attested to by its Secretary on this 22nd day of March, 2005.

ATTEST:	Capital Income Builder, Inc.

By: /s/ Vincent P.Corti	By: /s/ James B. Lovelace
Vincent P. Corti	James B. Lovelace
Secretary	Chairman of the Board

THE UNDERSIGNED, Chairman of the Board of Capital Income Builders, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under penalty of perjury.

Dated: March 22, 2005	By: /s/ James B. Lovelace
James B. Lovelace
Chairman of the Board